EXHIBIT B







                              DIANON SYSTEMS, INC.


                            1999 STOCK INCENTIVE PLAN



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                              DIANON SYSTEMS, INC.

                            1999 STOCK INCENTIVE PLAN


SECTION 1.        PURPOSES

            The purposes of the Dianon  Systems,  Inc. 1999 Stock Incentive Plan
(the "Plan") are (i) to enable Dianon Systems, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in the form of equity of the Company, thereby increasing such directors' proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. In addition, for purposes of this Plan, the term "Stock" shall refer to the common stock of the Company, par value $.01 per share.

SECTION 2.       TYPES OF AWARDS

            2.1 Awards  under the Plan may be in the form of (i) Stock  Options;
(ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Bonus Stock; (vi) Loans; and/or (vii) Tax Offset Payments. One or more types of awards may be granted, which may be independent or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

            2.2 Outside Directors shall receive Stock Options, Limited Stock Appreciation Rights and Stock Grants as provided in Section 15. In addition, Outside Directors may be granted discretionary awards in one or more of the forms set forth in Section 2.1.

SECTION 3.          ADMINISTRATION

            3.1 The Plan shall be administered (i) by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), with respect to awards to persons other than Outside Directors, and (ii) by the Board with respect to awards to Outside Directors (except as provided in Section 4.5). The Committee shall consist of not less than two directors each of whom is an Outside Director. The members of the Committee shall serve at the pleasure of the Board.

            3.2 For purposes of this Plan the term "Granting Authority" shall mean (i) the Board of Directors with respect to awards to Outside Directors (except as provided in Section 4.5), and (ii) the Committee with respect to all other awards. The Granting Authority shall have the following authority with respect to awards under the Plan within its jurisdiction: to grant such awards to persons eligible to receive them under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted by it under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Granting Authority shall have the authority with respect to the awards within its jurisdiction:

                  (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                  (b) to select the eligible persons to whom awards will be granted;

                  (c) to determine the number of shares of the Stock of the Company to be covered by each award granted hereunder subject to the limitations contained herein;

                  (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions  based  on  such  performance  objectives  (the  "Performance
      Objectives") and such other factors as the Granting Authority may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

                  (e) to determine the treatment of awards upon an award holder's retirement, disability, death, termination for cause or other termination of employment or service with the Company or Related Company;

                  (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Granting Authority fails to make such a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the weighted average of the closing sale prices on the nearest trading dates before and after such date;

                  (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the award holder, or that the award holder has no rights with respect to such dividends;

                  (h) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                  (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the award holder shall be required to offer to the Company any shares that the award holder wishes to sell, subject to such terms and conditions as the Granting Authority may specify;

                  (j) to amend the terms of any award (including those granted under Section 15), prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

                  (k) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

            3.3 The Committee shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Internal Revenue Code (the "Code"). The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

            The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

            3.4 All determinations made by the Granting Authority pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

            3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934 or Performance Awards. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

            3.6 All awards granted under this Plan shall be evidenced by a grant certificate and the terms and conditions of the award shall be set forth in a written agreement between the Company and the award recipient.

SECTION 4.       STOCK SUBJECT TO PLAN

            4.1 The total number of shares of Stock which may be awarded or issued pursuant to the exercise of an award granted under this Plan shall be 300,000, of which 270,000 shall be used for awards to employees and 30,000 shall be used for awards to Outside Directors (all subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

            4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the award holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liabilities, shall not count against the above limit, and shall again be available for grants under the Plan.

            4.3 (a) No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 40,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.5). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

                 (b) For purposes of Section 162(m) of the Code, no key employee shall be granted Stock Options or Stock Appreciation Rights with respect to more than 40,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.5).

            4.4 The maximum number of shares of Stock that may be issued under this Plan pursuant to the exercise of Options intended to be Incentive Stock Options shall be 270,000 shares.

            4.5 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-oft split-up, split-off distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any calendar year, the number and type of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.5 occurs, the Committee shall make appropriate adjustment in the awards previously granted and to be granted to Outside Directors under the Plan; provided that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 5.       ELIGIBILITY

            5.1 Key employees of the Company or a Related Company, including key employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 15. Employees shall be selected for participation in the Plan from time to time by the Committee, in its sole discretion, from among those key employees eligible to participate in this Plan.

            5.2 Awards under Section 15 of the Plan shall be made solely to Outside Directors, which term shall mean any director of the Company other than one who is an employee of the Company or a Related Company. The Board, in its discretion, may also grant other awards under the Plan in one or more of the forms set forth in Section 2.1 to one or more Outside Directors.

SECTION 6.       STOCK OPTIONS

            The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto (which may be granted only to employees); and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

            Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

                  (a) OPTION  PRICE.   The  option  price  per  share  of  Stock
      purchasable under a Stock Option shall be determined by the Granting Authority, and may be less than the fair market value of the Stock on the date of the award of the Stock Option.

                  (b) OPTION TERM. The term of each Stock Option shall be fixed by the Granting Authority.

                  (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Granting Authority. The Granting Authority may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                  (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Granting Authority may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee for at least six months, "cashless exercise" (which may be either (i) a broker-assisted cash exercise effected in accordance with rules adopted by the Granting Authority or (ii) a direction to the Company to withhold shares of Stock, otherwise deliverable to the option holder with respect to the Option, having a fair market value on the date of exercise equal to the option price), or in any other manner permitted by law determined by the Granting Authority, or any combination of the foregoing. If the Granting Authority determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Granting Authority provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

                  (e) NO STOCKHOLDER RIGHTS. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  (f) SURRENDER RIGHTS. The Granting Authority may provide that options may be surrendered for cash upon any terms and conditions set by the Granting Authority.

                  (g) NON-TRANSFERABILITY. Unless otherwise provided by the Granting Authority, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or, in the event of the optionee's disability, by his or her guardian or legal representative.

                  (h) TERMINATION OF SERVICE. Following the termination of an optionee's service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Granting Authority. The Granting Authority may provide different post-termination exercise provisions with respect to termination of service for different reasons. The Granting Authority may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

            6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

            6.4 A Stock Option granted to a key employee under this Plan will not be considered an Incentive Stock Option to the extent that such Stock Option, together with any earlier Stock Option granted to such employee under this or any other plan of the Company that is intended to be an Incentive Stock Option, permits the exercise for the first time in any calendar year of shares of Stock having a fair market value in excess of $100,000 (determined at the time of grant).

SECTION 7.       STOCK APPRECIATION RIGHTS

            7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Granting Authority, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Granting Authority. Any such award shall be in such form and shall have such terms and conditions as the Granting Authority may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

            7.2 The Granting Authority may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 17.2) (such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Granting Authority may also provide that in the event of a Change of Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 17.3).

SECTION 8.       RESTRICTED STOCK

            Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

                  (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the restrictions shall lapse and the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Granting Authority may determine.

                  (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Granting Authority may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Granting Authority, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

                  (c) The Granting Authority may provide that the award holder shall have the right to vote or receive dividends on Restricted Stock. Unless the Granting Authority provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                  (d) Except as may be provided by the Granting Authority, in the event of an award holder's termination of service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Granting Authority may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

                  (f) The Granting Authority may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 9.       DEFERRED STOCK AWARDS

            Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

                  (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Granting Authority may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Granting Authority may determine.

                  (b) Except as may be provided by the Granting Authority, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                  (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive
      (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Granting Authority may determine.

                  (d) Except as may be provided by the Granting Authority, in the event of an award holder's termination of service before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

                  (e) The Granting Authority may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code).

SECTION 10.      BONUS STOCK

            The Granting Authority may award Bonus Stock subject to such terms and conditions as the Granting Authority shall determine. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Granting Authority may determine. The Granting Authority may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). In making a determination with respect to the terms and conditions of a Bonus Stock award, the Granting Authority shall also have the right to eliminate or reduce the amount of Bonus Stock otherwise payable under an award. Unless otherwise specified by the Granting Authority, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Granting Authority may offer the award holder the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

SECTION 11.      LOANS

            The Granting Authority may provide that the Company shall make, or arrange for, a loan or loans with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Granting Authority shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 12.      TAX OFFSET PAYMENTS

            The Granting Authority may provide for a Tax Offset Payment by the Company with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Granting Authority, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the award holder is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 13.      ELECTION TO DEFER AWARDS

            The Granting Authority may permit an employee or Outside Director to elect to defer receipt of an award (other than an award pursuant to Section 15) for a specified period or until a specified event, upon such terms as are determined by the Granting Authority.

SECTION 14.      TAX WITHHOLDING

            14.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

            14.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock previously owned by the person for at least six months.

SECTION 15. AUTOMATIC STOCK OPTIONS, LIMITED STOCK APPRECIATION RIGHTS AND STOCK GRANTS FOR OUTSIDE DIRECTORS

            15.1 Outside Directors shall be granted Stock Options as follows:

                  (a) INITIAL GRANT. Each person who is an Outside Director on the date of adoption of the Plan by the Board shall be granted on such date a Stock Option to purchase the number of whole shares of Stock obtained by dividing $5,000 by the closing sales price of the Stock on the date of grant. Each person who becomes an Outside Director after such date shall be granted, on the first trading day coincident with or immediately following the effective date of his or her election as an Outside Director, a Stock Option to purchase the number of whole shares of Stock obtained by dividing $5,000 by the closing sales price of the Stock on the date of grant.

                  (b) QUARTERLY GRANTS. On the first trading day of each calendar quarter beginning with October 1, 1999, each Outside Director then serving on the Board and who has served for all or a portion of the previous calendar quarter shall be granted a Stock Option to purchase the number of whole shares of Stock obtained by dividing $5,000 by the closing sales price of the Stock on the date of grant.

                  (c) For purposes of this Section 15.1, the term trading day shall mean a day on which the Stock is traded on a national securities exchange, on the Nasdaq National Market, or in the over-the-counter market.

                  (d) Notwithstanding the foregoing, if on any date on which Stock Options are to be granted under this Section 15.1 the remaining shares available for issuance to Outside Directors under the Plan are insufficient to enable each Outside Director to receive a Stock Option to purchase the applicable number of shares of Stock set forth above, each Outside Director who is entitled to be granted a Stock Option pursuant to this Section 15.1 on such date shall be granted a Stock Option to purchase his or her pro-rata portion of such remaining shares.

            Stock Options granted under this Section 15 shall be Non-Qualified Stock Options, and shall have the following terms and conditions:

                  (a) OPTION PRICE. The option price per share of Stock purchasable under the Stock Option shall be equal to the closing sales price of the Stock on the date the Stock Option is granted.

                  (b) TERM OF OPTION. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as a director, as set forth in paragraphs (e) and (f) below.

                  (c) EXERCISABILITY. Subject to paragraph (f) below, each Stock Option shall become exercisable with respect to 10% of the underlying shares on the date which is three months after the date of grant, and an additional 10% at the end of each three-month period thereafter, less any shares that have been exercised prior to each such date, provided that the optionee is a director of the Company on such date. The minimum number of shares with respect to which a Stock Option may be exercised is the lesser of 100 shares or the number of shares then subject to the Stock Option.

                  (d) METHOD OF EXERCISE. The Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six months, or by any combination of the foregoing. Shares delivered upon payment of the exercise price shall be valued at the average of the high and low sale prices of the Stock on the date of exercise (or, if the Stock is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

                  (e) TERMINATION OF SERVICE AS DIRECTOR. If an optionee's service as a director is terminated for any reason, such director's Stock Options may be exercised for five years following such termination of service (but not beyond the Option term), but only to the extent such Options were vested on the date of termination of service.

                  (f) Change of Control. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control (as defined in Section 17.2), all Stock Options outstanding at the time of such Change of Control shall become immediately vested and exercisable and shall remain exercisable for five years after the director's termination of service (but not beyond the option term).

                  (g) Non-transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. During an optionee's lifetime, all Stock Options shall be exercisable only by the optionee or, in the event of the optionee's disability, by his or her guardian or legal representative.

                  (h) Shareholder Rights. The holder of a Stock Option shall, as such, have none of the rights of a shareholder.

            15.3 Limited Stock Appreciation Rights in Tandem with Options. Each Stock Option granted to an Outside Director under this Section 15 shall be granted in tandem with a Limited Stock Appreciation Right which may be exercised only within the 60-day period following a Change of Control. Upon exercise of the Limited Stock Appreciation Right, the holder shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to the excess of the Change of Control Price (as defined in Section 17.3) over the exercise price of the related Stock Option. The Limited Stock Appreciation Right shall be payable solely in cash, and shall be paid within 30 days of the exercise of the Limited Stock Appreciation Right. Upon the exercise of the Limited Stock Appreciation Right, the Stock Option granted in tandem with such Right shall expire.

            15.4 Quarterly Stock Grants. On the first trading day of each calendar quarter beginning with the first calendar quarter after the date of shareholder approval of the Plan, each Outside Director then serving on the Board and who has served for all or a portion of the previous calendar quarter shall be granted the number of whole shares of Stock obtained by dividing $2,000 by the closing sales price of the Stock on the date of grant. Notwithstanding the foregoing, if on any date on which shares are to be granted pursuant to this
Section 15.4 the remaining shares reserved for issuance to Outside Directors under the Plan are insufficient to enable each Outside Director to receive the applicable number of shares of Stock set forth above, each Outside Director who is entitled to be granted shares pursuant to this Section 15.4 shall be granted his or her pro rata portion of such remaining shares. All shares granted under this Section 15.4 shall be fully vested and non-forfeitable at the time of grant.

SECTION 16.      AMENDMENTS AND TERMINATION

            The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy Section 422 of the Code, Section 162(m) of the Code, or other NASDAQ, stock exchange, or regulatory requirements.

SECTION 17.      CHANGE OF CONTROL

            17.1 In the event of a Change of Control, unless otherwise determined by the Granting Authority at the time of grant or by amendment (with the award holder's consent) of such grant:

                  (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

                  (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                  (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

            17.2 A "Change of Control" shall be deemed to occur on:

                  (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934
      (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in rule 13d-3, or any successor rule, under the Securities Exchange Act of 1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

                  (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes a "Current Director" shall mean any member of the Board on August 31, 1999 and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

                  (c) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

                  (d) the date of approval by the stockholders of the Company of an agreement providing for the sale or other disposition of all or substantially all of the assets of the Company.

             17.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the Nasdaq National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 18.      GENERAL PROVISIONS

            18.1 Each award under the Plan shall be subject to the requirement that, if at any time the Granting Authority shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Granting Authority.

            18.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award shall confer upon any Outside Director any right to continued service as a director.

            18.3 Determinations by the Granting Authority under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

            18.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 19.      EFFECTIVE DATE OF PLAN

            The Plan was adopted by the Company's Board of Directors on August 31, 1999, and shall be effective as of such date, subject to the approval of the Plan by the Company's stockholders at the 1999 Annual Meeting of Stockholders.